Exhibit 24

POWER OF ATTORNEY

The undersigned directors and officers of Kemper Investors Life Insurance Company, a corporation organized under the laws of Illinois, hereby constitute and appoint Diane C. Davis, Debra P. Rezabek, and James P. Brennan, Sr., and each of them with full power to each of them to act alone, as true and lawful attorney-in-fact and agent, with full power of substitution to each, for such director or officer and on his/her behalf and in his/her name, place and stead, to execute and file any of the documents referred to below relating to registrations under the Securities Act of 1933 and under the Investment Company Act of 1940 with respect to the variable annuity contracts to be issued through the KILICO Variable Annuity Separate Account: registration statements on any form or forms under the Securities Act of 1933 and under the Investment Company Act of 1940 (including all registration statements filed pursuant to Rule 462(b)), and any and all amendments and supplements thereto, with all exhibits and all instruments necessary or appropriate in connection therewith, said attorneys-in-fact and agents being empowered to act, and to have full power and authority to do or cause to be done in the name and on behalf of the undersigned each and every act and thing requisite and necessary or appropriate with respect thereto to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand on the date set forth below.

Name	Title	Date

/s/ Diane C. Davis Diane C. Davis	President, Chief Executive Officer and Director (Principal Executive Officer)	December 21, 2004

/s/ Matthew Kindsvogel Matthew Kindsvogel	Executive Vice President, Treasurer, Chief Financial Officer, and Director (Principal Financial Officer and Principal Accounting Officer)	December 21, 2004

/s/ David A. Bowers David A. Bowers	Director	December 22, 2004

/s/ David A. Levinson David A. Levinson	Director	December 21, 2004

/s/ Kenneth E. Owens Kenneth E. Owens	Director	December 16, 2004

/s/ Thomas D. Davenport Thomas D. Davenport	Vice President, Chief Actuary and Director	December 21, 2004